UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 2, 2007

MARKWEST ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On August 2, 2007 MarkWest Energy Partners, L.P. (the “Partnership”) announced plans to expand its operations in Western Oklahoma.  The Partnership will construct a new processing plant adjacent to the existing Foss Lake processing facilities. The new plant is expected to be operational by mid 2008 and will expand the system processing capacity from 95 million cubic feet per day to 155 million cubic feet per day.  In addition, the Partnership plans to build a new pipeline to allow the delivery of Foss Lake residue gas to the ANR Pipeline Company interstate gas transmission pipeline.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 2, 2007 announcing the expansion of the Partnership’s Foss Lake gathering system.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: August 3, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer